                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): December 21, 2008

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                    PO Box 335, Dargaville, New Zealand 0340
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 903-3368

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 21, 2008, PivX Solutions released a year-end update letter from CEO Jason Coombs directed to all PivX stakeholders. The update letter appears below.


Item 9.01(d) Financial Statements and Exhibits.

Exhibit 1. Annual update letter to stakeholders from PivX Solutions' CEO

--------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2008

                                   PivX Solutions, Inc.

                                   By: /s/ Jason Coombs
                                       -------------------------------------
                                       Jason Coombs, Chief Executive Officer
                                       Chief Financial Officer and Secretary

EXHIBIT 1

COMPANY LETTERHEAD

PivX Solutions, Inc.
USA: +1.949.903.3368
New Zealand: +64.21.313615
P.O. Box 335, Dargaville, New Zealand 0340


December 21, 2008

From: Jason Coombs, CEO

To: All PivX Stakeholders

Dear PivX Stakeholder,

What an extraordinary year 2008 has been. By this I mean several standard deviations from the ordinary.

PivX is positioned optimally for 2009 given the global financial crisis, banking industry collapse, market meltdown, commodities crash, freeze-up of credit-based trade, revolving bailouts and astounding frauds.

PivX has no credit, therefore we are not impacted by the credit crisis. We have no exposure to sub-prime debt or credit default derivatives. We didn't invest in any government-subsidized entity nor any banking, energy, emerging market, established market, or Ponzi scheme during 2008. In short, it was a good year.

This is not to say it was an easy year. So far in 2008 we have booked over $125,000.00 (US Dollars) in gross revenue, primarily during the first half of the year. Like everyone else, our clients and prospective clients put existing projects on hold or canceled new projects during the second half. In the remaining 10 calendar days to December 31st our ongoing forensics-related work for clients will result in at least $10K of additional revenue. This revenue is based on the work being performed by a single contract employee.

A very good year would produce an average $1,000.00 per calendar day in gross revenue per employee, based on historical performance of my own work in the computer forensics and expert witness industry. During an exceptional year, average daily gross revenue per employee could be three times that amount.

As you are probably aware it is not unusual for fast-growing technology companies to consistently gross in excess of US$1,000,000.00 per employee, per year. It would require an exceptional year for computer forensics or expert witness consulting services to produce such results, but such results are achievable.

PivX could hire new employees devoted solely to computer forensics and expert witness services, pay those employees $600,000.00 per year in salary and benefits, and still net $250,000.00 in profitability on each PivX expert by keeping everyone busy year-round on exceptional high-quality consulting projects. In such a scenario it could be possible for PivX to pay a dividend of $0.004 per annum to shareholders, per computer forensics or expert witness employee. Such results would be on-par with a successful law firm with a growing number of partners, yet PivX would not be constrained by the limitations of being a professional partnership and we would retain our public market quote and our pool of free-trading stock.

We already have everything we need in order to accomplish such an objective.
It is even realistic to find the right employees from the labor market in this high-end field. Contractors routinely charge as much if not more than attorneys when performing expert witness and high-end computer forensics work, though most are unable to stay busy on multiple projects simultaneously year-round. The typical expert witness stays in this business because of exceptional years when projects just keep coming with no end in sight.

On August 21st 2008 The Economist published an article entitled "Should you buy shares in a law firm?" discussing the recent legislation in Britain that will, by 2011, allow law firms to raise external capital and go public when a new British regulator, called the Legal Services Board, is operational. This article in The Economist may be of interest to PivX Stakeholders. It can be located by Web search, or at URL:

http://www.economist.com/business/displaystory.cfm?story_id=11967043

There are, of course, still barriers to the implementation of such a dividend-paying business plan. PivX has not yet been able to raise substantial amounts of new capital. We have, however, successfully raised a small amount of new capital by relying on Regulation D Rule 504. PivX raised capital during October of this year, during one of the most extreme stages of the stock market meltdown, in order to prove this concept and to establish a long-term relationship with a select accredited investor. That new capital has been helpful in enabling PivX to pay bills to key vendors including our transfer agent, domain registrar, web hosting provider and others, plus to finish the relocation of our corporate records to New Zealand.

To be eligible to rely on Rule 504 to raise new capital, PivX was required to file Form 15 with the SEC to de-register our Common Stock so PivX is no longer subject to the Securities Exchange Act of 1934. Our Form 15 filing with the SEC, dated September 25, 2008, can be viewed on pinksheets.com at URL:

http://www.pinksheets.com/edgar/GetFilingHtml?FilingID=6166934

Until PivX successfully raises new capital our prospects for speeding up our corporate turnaround effort are obviously limited. The amount of new capital required to continue on our present course, providing services, software, hardware, and intellectual property to the computer forensics or information security markets, is relatively small. It is not anticipated that we will encounter any resistance from our creditors going forward, and the company should be able to unilaterally choose when to pay creditor settlements given the cash requirements of our turnaround plan. We have two simultaneous recapitalization paths:

1. Raise $11,000,000 from a group of accredited investors who believe in our large long-term vision;

2. Raise $1,000,000 from one or two investors who are satisfied with an equity position in PivX as it exists now, and who can afford to risk capital and wait patiently for a long-term turnaround to succeed.

In either case it won't be necessary for PivX to authorize additional Common Stock shares. We presently have 63,646,206 shares of Common Stock outstanding, out of 100,000,000 authorized, as of October 25, 2008 when we acquired an existing website (504investor.com) devoted to the subject of Rule 504 equity financing for companies and investors that qualify to launch or participate in Rule 504 Offerings.

In order to raise $11,000,000.00 PivX will need to price a new equity Offering above $0.30 per share. This is achievable, considering the substantial value that the business would possess after raising this much capital. Even after deducting creditor settlement payments to resolve all of PivX's legacy debts, and also paying legal fees and other costs associated with such an equity funding event, PivX would retain almost all of the new capital to finance its growth plan. Nearly all remaining 36,353,794 Common Stock shares which are authorized presently would be issued or committed to investors in this case. At $0.30 per share our market capitalization would be $30M -- approximately three times our book value.

There is nothing at all wrong with this forecast valuation nor with this recapitalization scenario provided that the $11,000,000 of new capital is used for the highest and best purpose of which PivX is capable. A strong return on approximately $10,000,000.00 of capital at 20% per year would result in approximately $2,000,000.00 of profit giving PivX a recurring EBITDA annual earnings per share (EPS) around $0.02. Continuing to provide forensics and expert witness services according to the law firm business model described above could produce such results with just 8 expert employees who are capable of generating exceptional new business in addition to performing full-time work for existing clients. Such a plan is realistic if all 8 employees are the best of the best in their respective fields, if the business expands into all fields of security and forensics in addition to PivX's original computer-related security and forensics focus, and if the Homeland Forensics trademark grows to fill merely its immediate, short-term potential.

Long-term, Homeland Forensics has the potential to set in motion a growth curve to rival any before it. We can become the answer to Homeland Security, revolutionizing the security and forensics fields with innovative patented technology and thousands of forensics experts at work full-time around the world.

Just one of our trade-secret inventions represents, singularly, the potential to revolutionize access control security policy for protected computer systems, networks, services, or restrict physical access to offices or facilities that employ electronic locks such as those that require a key card for entry. In the security field we speak in terms of "authentication" which is the decision-making process used by any automated system that must choose whether to allow a person, or another automated system to access a resource or submit a particular service request. Authentication in turn is said to have "factors" including something you know (such as a password), something you have (such as a token, key card, or device that generates a special code that is required to prove to an authentication system that you possess the device), and something you are (meaning your fingerprint or other biometric information that you carry around with you all the time whether you like it or not). Throughout the world, banking and other institutions are switching from one-factor authentication to two-factor authentication at a rapid pace. Some of the most important advances in the field of information security involve two- and three-factor authentication.

PivX has devised an additional authentication factor that has immediate impact on security and forensics worldwide and is applicable to every authentication decision, whether automated or human-mediated. A security guard could rely on this additional authentication factor when deciding whether to trust physical appearances of a person the security guard believes they recognize. A computer system or an electronic lock requiring a key card can automatically use this additional authentication factor to confirm identity.

The invention is complicated, and worthy of patent protection in a variety of forms, but it is very easy to explain, and to instantly understand. There is no customer education required to convince the market for authentication systems of the enormous importance and the potential security improvements of this idea. It is something PivX refers to as "Location-Based Authentication" or, in other words, deciding whether to trust other authentication factors based on the location of the real-world authentication event or based on the apparent location of the person whose request for access or services requires authentication. The most commercially-significant embodiment of this invention is clearly to determine the location of the person based on reported location of the person's location-aware (Location-Based Service) cell phone.

It makes no sense for a bank's ATM to allow a bank card to be used to withdraw cash in one location while that same person's credit card is being used in another location. Furthermore it makes no sense for financial transactions separated by impossible geographic travel time constraints to be allowed, period. Any financial transaction processing network could put an end to financial card fraud as we know it by adding the PivX Location-Based Authentication invention to the authentication process. Some of this is already being done behind-the-scenes by banks or financial network operators. Various patents have been filed in this area. Location-Based Authentication terminology is growing industry acceptance.

The invention of greatest commercial significance, requiring the least capital to implement, applicable to the greatest number of people immediately, in the Location-Based Authentication technical spectrum, is the idea to incorporate LBS into any authentication decision without requiring anything more than the standard use of LBS as provided by wireless carriers today for owners of location-aware mobile phones. This requires the creation of a Network Operations Center which keeps a database correlating mobile ID with conventional authentication credentials that authentication systems or people making authentication decisions rely on to query the current geographic location of the mobile phone that is supposed to be in the possession of the person who is seeking access or service. Exception events such as dead batteries or lost mobile phones must be resolved quickly and easily by NOC staff to minimize inconvenience to user activity when such exceptions occur. The NOC must be able to override the LBS authentication lockout and ensure that the replacement phone is re-registered when a phone is lost, and notify users that their LBA service was temporarily suspended to allow access without the LBA safeguard. The NOC may do simple common-sense things such as try to call the previous mobile phone in order to prevent third-party impersonators from successfully tricking the NOC into disabling the LBA system with respect to a given user identity. Users could optionally establish a password with the NOC for telephone authentication in such exception-handling cases, though of course such a telephone password would require additional protection against phishing in order to be effective. This requires authentication of the NOC by users.

Organizations of all sizes, government agencies, banks, military installations, and any other facility or service provider could implement a policy relying on this additional authentication factor, immediately. The technical requirements are less of a barrier than the engineering and forensic expertise required to deploy this solution properly, cost-effectively, without adding unacceptable denial-of-service mistakes. In the future there will be patent barriers to this invention, also. PivX plans to own some of those rights.

It would be counter-productive to disclose more details of this or any other PivX intellectual property at this stage, as there is no guarantee in any event that our IP will be protected as anything other than trade secrets. Under World Trade Organization intellectual property treaties now in effect, there is only one core benefit to keeping trade secrets rather than filing patent applications in most cases, namely that any company that holds such trade secrets is permitted an affirmative defense against patent infringement accusations by patent holders, provided that the company can demonstrate that the patented invention was independently developed and put into use for internal company operations prior to the existence of the plaintiff's patent. In such cases the trade secret holder now has unlimited right to continue to use the patented invention, without the requirement of paying any patent royalty or other fee to the patent holder and without fear of patent litigation legal costs. Because PivX already has intellectual property in this area, any patent holder who comes later seeking a patent royalty from PivX for using Location-Based Authentication is likely to find their patent claim rebuffed by the fact of our prior invention. If nothing else this fact alone positions PivX to be a long-term provider of services to customers where PivX's own internal use of the patented invention forms the basis of PivX's ability to provide the services. A patent holder's rights would only be infringed by PivX if we marketed or sold a technology or provided service that, examined from outside PivX, incorporated the elements of the patent-holder's claimed invention.

Realistically, the only way PivX is going to be able to capitalize on LBA or any of our inventions, other than by patenting our inventions and asserting patent rights ourselves in the future, is by raising a large amount of new capital in recapitalization path #1. By pursuing path #2 we would still expect to grow a meaningful business based on the law firm business model, and we can still obtain patent protection for our best innovations, but in practice a competitor is going to prevail in the marketplace for technology or services where we should have been first to market. In either recapitalization path, the company will be able to grow new value in a "Homeland Forensics" trademark as PivX will be known by its new name.

The question is whether the opportunity cost of trying to grow Homeland Forensics Inc according to the business model of a publicly-traded law firm that pays dividends to its "partner" shareholders outweighs its benefit. Once we have committed to this path irrevocably, the new investors who provide the capital required to achieve faster growth on path #2 will dilute the existing "partner" shareholders, reducing the number of new "partner" employees who can be hired with the help of equity incentives. Unless we, the Common Stock holders, vote to authorize more than 100,000,000 Common Stock shares in order to make room to bring on additional "partner" employees, it would become necessary for new "partner" employees to buy into their partnership positions by purchasing PivX stock from existing shareholders.

Everyone would prefer to pursue recapitalization path #1, based on the billion-dollar potential of PivX intellectual property and our innovative industry leadership and our novel business ideas. Raising new capital in the millions of dollars merely requires far more time and effort today than it has in the past. If it becomes possible for PivX to raise $1,000,000.00 above $0.30 per share by relying on Rule 504 it will open a 3rd recapitalization path. With or without substantial new capital in 2009, PivX is still on track to solvency and profitability as Homeland Forensics Inc. Thank you for your continued trust and support.

Very truly yours,


Jason Coombs
Chief Executive Officer
PivX Solutions, Inc.


P.S.  Please visit our two new websites:

www.forensics.org
www.computerforensics.org